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                                                                    EXHIBIT 3.42


                                    BYLAWS OF
                   INPHYNET ANESTHESIA OF WEST VIRGINIA, INC.

                                   ARTICLE I.
                                  STOCKHOLDERS

         Section 1. Annual Meeting. An annual meeting of the stockholders shall be held at such place, either within or without the State of West Virginia, on such date and at such time as the Board of Directors may by resolution provide, or if the Board of Directors fails to provide, then such meeting shall be held at the principal office of the Corporation at 10:00 A.M. on the fourth Friday of the fourth calendar month after the end of the Corporation's fiscal year, if not a legal holiday under the laws of the State of West Virginia, and if a legal holiday, on the next succeeding business day.

         Section 2. Special Meeting. Special meetings of the stockholders may be called at any time by the Board of Directors. A special meeting of the stockholders shall be called if the holders of at least ten percent (10%) of the votes entitled to be cast on any issue to be considered at the proposed special meeting sign, date and deliver to the Corporation's Secretary one or more written demands for the meeting describing the purpose or purposes for which it is to be held. A special meeting called by the Board of Directors shall be held at such place, either within or without the State of West Virginia, as stated in the notice thereof. A special meeting called at the demand of stockholders pursuant to this Section 2 shall be held at such place in the State of West Virginia as is stated in the notice thereof.

         Section 3. Notice of Meetings. Written notice of each meeting of stockholders, stating the date, time and place of the meeting, and describing the purpose or purposes of the meeting if it is a special Meeting, shall be mailed to each stockholder entitled to vote at such meeting at such stockholder's address shown on the Corporation's current record of stockholders not less than ten (10) nor more than fifty (50) days prior to the date of such meeting. If an amendment to the Articles of Incorporation, a plan of merger or share exchange or a sale of assets of the Corporation is to be considered at any annual or special meeting, the written notice shall state that consideration of such action is one of the purposes of such meeting. A stockholder may waive notice of a meeting before or after the meeting. The waiver must be in writing, must be signed by the stockholder entitled to the notice, and must be delivered to the Corporation for inclusion in the minutes or filing

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with the corporate records. A stockholder's attendance at a meeting (1) waives objection to lack of notice or defective notice of the meeting, unless the stockholder at the beginning of the meeting objects to holding a meeting or transacting business at the meeting, and (2) waives objection to consideration of a particular matter at the meeting, that is not within the purpose or purposes described in the meeting notice, unless the stockholder objects to considering the matter when it is presented. Neither the business transacted at, nor the purpose of, any meeting need be stated in a waiver of notice of a meeting, except that, with respect to a waiver of notice of a meeting at which an amendment to the Articles of Incorporation, a plan of merger or share exchange, a sale of assets, or any other action that would entitle the stockholder to dissenter's rights, is submitted to a vote of stockholders, the same material that the West Virginia Corporation Act would have required to be sent to the stockholder in a notice of the meeting must be delivered to the stockholder prior to such stockholder's execution of the waiver of notice, or the waiver itself must expressly waive the right to such material.

         Notice of any meeting shall be given by or at the direction of the President or the Secretary. No notice need be given of the new date, time or place of reconvening any adjourned meeting, if the new date, time and place to which the meeting is adjourned are announced at the adjourned meeting before adjournment, except that, if a new record date for the adjourned meeting is or must be fixed under the applicable provisions of the West Virginia Corporation Act, notice of the adjourned meeting must be given to persons who are stockholders as of the new record date.

         Section 4. List of Stockholders. The officer or agent having charge of the stock transfer books for shares of the Corporation shall make an alphabetical list of the stockholders entitled to notice of a meeting of stockholders or any adjournment thereof, arranged by voting group (and within each voting group by class or series of shares) and showing the address of and number of shares held by each stockholder. Such list shall be available for inspection by any stockholder, his agent, or his attorney at the time and place of the meeting.

         Section 5. Quorum; Required Stockholder Vote. Holders of shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares is present with respect to such matter. A quorum for the transaction of business at any annual or special meeting of stockholders shall exist when the holders of shares representing a majority of the votes entitled to be cast by the voting group are represented either in person or by proxy at such meeting. Once a share is represented for any purpose at a meeting other than solely to object to holding the meeting or transacting business at the meeting, it is deemed present for quorum


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purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be (under the provisions of the West Virginia Corporation Act) set for that adjourned meeting. If a quorum is present, action on a matter (other than the election of directors) by a voting group is approved if the votes cast within the voting group in favor of the action exceed the votes cast in opposition to the action, unless a greater vote is required by the Articles of Incorporation. Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

         Section 6. Proxies. A stockholder may vote either in person or by a proxy that such stockholder has duly executed in writing. No proxy shall be valid after eleven (11) months from the date of its execution unless a longer period is expressly provided in the proxy.

         Section 7. Action of Stockholders Without Meeting. Any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if one or more written consents, describing the action so taken, are signed by all of the stockholders entitled to vote on the action. A written consent shall not be valid unless the consenting stockholder has been furnished the same material that, under the West Virginia Corporation Act, would have been required to be sent to stockholders in a notice of a meeting at which the proposed action would have been submitted to the stockholders for action, including notice of any applicable dissenters' rights, or the consent expressly waives the right to receive the material otherwise required to be furnished. Action by written consent pursuant hereto shall have the same force and effect as a unanimous affirmative vote of the stockholders entitled to vote on the action and shall be filed with the minutes of the proceedings of the stockholders.

         Section 8. Conduct of Stockholders Meetings. The President shall preside at stockholders' meetings and shall establish such reasonable procedures for the conduct of stockholders' meetings and shall establish such reasonable procedures for the conduct of stockholders' meetings as such officer deems to be necessary or appropriate, subject to the authority of the Board of Directors to appoint a different presiding officer and to establish additional or different procedures.

                                   ARTICLE II.

                                    DIRECTORS

         Section 1. Power of Directors. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the


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direction of, the Board of Directors, subject to any limitation set forth in the
Articles of Incorporation, bylaws approved by the stockholders, or agreements among the stockholders that are otherwise lawful.

         Section 2. Composition of the Board. The Board of Directors of the Corporation shall consist of two directors, and such number may be changed by resolution of the Board of Directors or of the stockholders from time to time, but no decrease in the number of directors shall shorten the term of any incumbent director. Unless otherwise permitted by the West Virginia Corporation Act, directors shall be natural persons who are 18 years of age or older. At each annual meeting the stockholders shall elect the directors, who shall serve until their successors are elected and qualified; provided that at any stockholders' meeting with respect to which notice of such purpose has been given, the entire Board of Directors or any individual director may be removed, with or without cause, by the affirmative vote of the holders of a majority of the shares entitled to vote at an election of directors.

         Section 3. Meetings of the Board; Notice of Meetings; Waiver of Notice. The Board of Directors may hold regular meetings in accordance with such schedule as may be established by the Board of Directors and no notice of such regular meetings need be given. Special meetings of the Board of Directors may be called by the President or by any directors and written notice of the time and place of such meetings shall be given to each director by first class mail at least six (6) days before the meeting or by telephone, telegraph, telex, facsimile, cablegram or in person at least two (2) days before the meeting. Any director may waive notice required to be given of a meeting either before or after the meeting. The waiver must be in writing, signed by the director entitled to the notice, and delivered to the Corporation for inclusion in the minutes or filing with the corporate records. A director shall be deemed to have waived notice with respect to any meeting for which notice was required to be given if he is present at or participates in such meeting unless the director at the beginning of the meeting (or promptly upon the director's arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting. Neither the business to be transacted at, nor the purpose of any meeting of the Board of Directors need be stated in the notice or waiver of notice of such meeting. Any meeting may be held at any place within or without the State of West Virginia.

         Section 4. Quorum; Vote Requirement. A majority of the number of directors last fixed in accordance with Article II, Section 2, of these Bylaws shall constitute a quorum for the transaction of business at any meeting. When a quorum is present, the vote of a majority of the


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directors present shall be the act of the Board of Directors, unless a greater vote is required by law, by the Articles of Incorporation, or by these Bylaws or any stockholders agreement that is lawful.

         Section 5. Action of Board Without Meeting. Any action required or permitted to be taken at a meeting of the Board of Directors or any committee thereof may be taken without a meeting if one or more written consents, describing the action so taken, are signed by all the directors or all members of such committee and delivered to the Corporation for inclusion in the minutes or filing with the corporate records.

         Section 6. Committees. The Board of Directors may designate from among its members such committees as it deems necessary or desirable, each composed of one or more directors, which may exercise such authority as is delegated by the Board of Directors, provided that no committee shall have the authority of the Board of Directors to (1) approve or propose to stockholders action that the West Virginia Corporation Act requires to be approved by stockholders; (2) fill vacancies on the Board of Directors or any of its committees; (3) amend the Articles of Incorporation pursuant to Section 31-1-(c) of the West Virginia Corporation Act; (4) adopt, amend or repeal bylaws; or (5) approve a plan of merger not requiring stockholder approval.

         Section 7. Vacancies. A vacancy occurring in the Board of Directors may be filled by the stockholders, or by the Board of Directors, or, if the directors remaining in office constitute fewer than a quorum of the Board of Directors, by the affirmative vote of a majority of all the directors remaining in office.

                                  ARTICLE III.

                                    OFFICERS

         Section 1. Executive Structure of the Corporation. The officers of the Corporation shall be elected by the Board of Directors and shall consist of such persons as are elected by the Board of Directors, with such titles as are required by these Bylaws and as may be otherwise established by the Board of Directors. Each officer shall hold office for the term for which such officer has been elected or appointed and until such officer's successor has been elected or appointed and has qualified, or until such officer's earlier resignation, removal from office or death. Any two or more offices may be held by the same person.


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         Section 2. President. The Board of Directors shall designate an officer as the President of the Corporation (in addition to any other title the officer may have), and such officer shall give general supervision and direction to the affairs of the Corporation, subject to the direction of the Board of Directors.

         Section 3. Secretary. The Board of Directors shall designate an officer as the Secretary of the Corporation, and such officer shall have responsibility for preparing minutes of the directors' and stockholders' meetings and for authenticating records of the Corporation.

         Section 4. Other Duties and Authority. Each officer, employee and agent of the Corporation shall have such duties and authority as may be conferred upon such officer, employee or agent by the Board of Directors or delegated to such officer, employee or agent by the President or by one or more officers to whom such authority is delegated by the President.

         Section 5. Removal of Officers. Any officer may be removed at any time by the Board of Directors with or without cause, and such vacancy may be filled by the Board of Directors. This provision shall not prevent the making of a contract of employment for a definite term with any officer and shall have no effect upon any cause of action which any officer may have as a result of such officer's removal in breach of a contract of employment.

         Section 6. Compensation. The salaries of the officers shall be fixed from time to time by the President or by one or more officers to whom such authority is delegated by the President, subject to the authority of the Board of Directors to fix salaries to the extent it desires to do so. No officer shall be prevented from receiving such salary by reason of the fact that such officer is also a director of the Corporation.

                                   ARTICLE IV.

                                      STOCK

         Section 1. Stock Certificates. The shares of stock of the Corporation shall be represented by certificates in such form as may be approved by the Board of Directors, which certificates shall be issued to the stockholders of the Corporation in numerical order from the stock book of the Corporation, and each of which shall bear the name of the Corporation and state that it is organized under the laws of the State of West Virginia, the name of the stockholder, the number and class (and the designation of the series, if any) of the shares represented, and which shall be signed by the President of the Corporation.


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         Section 2. Transfer of Stock. Shares of stock of the Corporation shall be transferred only on the books of the Corporation upon surrender to the Corporation of the certificate or certificates representing the shares to be transferred accompanied by an assignment in writing of such shares properly executed by the stockholder of record or such stockholder's duly authorized attorney-in-fact and with all taxes on the transfer having been paid. The Corporation may refuse any requested transfer until furnished evidence satisfactory to it that such transfer is proper. Upon the surrender of a certificate for transfer of stock, such certificate shall at once be conspicuously marked on its face "Canceled" and filed with the permanent stock records of the Corporation. The Board of Directors may make such additional rules concerning the issuance, transfer and registration of stock and requirements regarding the establishment of lost, destroyed or wrongfully taken stock certificates (including any requirement of an indemnity bond prior to issuance of any replacement certificate) as it deems appropriate.

                                   ARTICLE V.

                              DEPOSITORIES AND SEAL

         Section 1. Depositories. All funds of the Corporation shall be deposited in the name of the Corporation in such bank, banks, or other financial institutions as the Board of Directors may from time to time designate and shall be drawn out on checks, drafts or other orders signed on behalf of the Corporation by such person or persons as the Board of Directors (or as one or more officers duly authorized in accordance with these Bylaws) may from time to time designate.

         Section 2. Seal. The seal of the Corporation shall be as follows:

                                   ARTICLE VI.

                          INDEMNIFICATION OF DIRECTORS

         Section 1. Actions Against Directors and Officers. The Corporation shall indemnify, to the fullest extent permitted by the Corporation's Articles of Incorporation and West Virginia law, any individual made a party to a proceeding (as defined in the West Virginia Corporation Act) because such individual is or was a director or an officer of the Corporation, against any loss, damage, liability and expense whatsoever (including, without limitation, reasonable attorneys fees and litigation expenses) incurred in the proceeding.


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         Section 2. Advance for Expenses of Directors and Officers. The
Corporation shall pay for or reimburse the reasonable expenses incurred by a director or officer who is a party to a proceeding in advance of the final disposition of the proceeding if:

         (a) The director or officer, as the case may be, furnishes the Corporation a written affirmation of such director's or officer's good faith belief, with respect to a director, that his conduct does not constitute behavior of the kind set forth in clauses (i), (ii), (iii) and (iv) of Article VII of the Corporation's Articles of Incorporation and, with respect to an officer, that his conduct does not constitute behavior of the kind set forth in clauses (i), (ii) and (iv) of Article VII of the Corporation's Articles of Incorporation; and

         (b) The director or the officer, as the case may be, furnishes the Corporation a written undertaking, executed personally or on the director's or officer's behalf, to repay any advances if it is ultimately determined that such director or officer is not entitled to indemnification.

                                  ARTICLE VII.

                               AMENDMENT OF BYLAWS

                  The Board of Directors may amend or repeal these Bylaws or adopt new bylaws, (a) except to the extent the Articles of Incorporation or the West Virginia Corporation Act reserves such power exclusively to the stockholders, or (b) unless the stockholders in amending or repealing a particular bylaw provide expressly that the Board of Directors may not amend or repeal that bylaw. Notwithstanding the foregoing, the Board of Directors shall only be entitled to amend Article VI hereof by unanimous consent. The stockholders may amend or repeal these Bylaws or adopt new bylaws even though these Bylaws may also be amended or repealed by the Board of Directors.


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